Exhibit 99.1

NEWS RELEASE
	Contacts:	Susser Holdings Corporation
Mary Sullivan, Chief Financial Officer
(361) 693-3743, msullivan@susser.com

FOR IMMEDIATE RELEASE		DRG&E
Ken Dennard, Managing Partner
(713) 529-6600, ksdennard@drg-e.com
Anne Pearson, Senior Vice President
(210) 408-6321, apearson@drg-e.com

Susser Holdings Provides First Quarter 2009 Operating Results Update

Earnings conference call set for 11 a.m. EDT May 7 to discuss complete results

•	Same-store merchandise sales up 6%

•	Average retail fuel volumes per store up 4.5%

CORPUS CHRISTI, Texas, April 14, 2009 – Susser Holdings Corporation (NASDAQ: SUSS) said today it expects to report same-store merchandise sales growth for the first quarter of 2009 of approximately 6 percent. Retail average per-store fuel volumes are expected to be 4.5 percent higher.

During the first quarter, Susser opened one retail store, bringing its current retail store count to 513.

First Quarter Earnings Conference Call

Susser will release its first quarter 2009 results on Thursday, May 7, before the market opens. In conjunction with the release, the Company has scheduled a conference call that will be broadcast live over the Internet the same day at 11 a.m. Eastern Daylight Time.

What:	Susser Holdings First Quarter 2009 Earnings Conference Call

When:	Thursday, May 7, at 11 a.m. EDT

How:	Live via phone by dialing 303-262-2053, or live over the Internet by logging onto the Company’s web site at www.susser.com on the “Events & Presentations” page of the “Investor Relations” section

A telephonic replay will be available through May 14 by calling 303-590-3000 and using the pass code 11130386#. An archive of the webcast will be available for 60 days on Susser’s web site.

Corpus Christi, Texas-based Susser Holdings Corporation is a third-generation family led business that operates more than 510 convenience stores in Texas, New Mexico and Oklahoma under the Stripes

Susser Holdings Corporation – Page 2

and Town & Country banners. Restaurant service is available in more than 290 of its stores, primarily under the proprietary Laredo Taco Company and Country Cookin’ brands. The Company also supplies branded motor fuel to approximately 370 independent dealers through its wholesale fuel division.

Forward-Looking Statements

This news release contains “forward-looking statements” describing Susser’s objectives, targets, plans, strategies, costs, anticipated capital expenditures, expansion of our food service offerings, potential acquisitions and new store openings and dealer locations. These statements are based on current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially, including but not limited to: competition from other convenience stores, gasoline stations, dollar stores, drug stores, supermarkets, hypermarkets and other wholesale fuel distributors; changes in economic conditions; volatility in energy prices; political conditions in key crude oil producing regions; wholesale cost increases of tobacco products; adverse publicity concerning food quality, food safety or other health concerns related to our restaurant facilities; consumer or other litigation; consumer behavior, travel and tourism trends; devaluation of the Mexican peso or restrictions on access of Mexican citizens to the U.S.; unfavorable weather conditions; changes in state and federal regulations; dependence on one principal supplier for merchandise, two principal suppliers for gasoline and one principal provider for transportation of substantially all of our motor fuel; financial leverage and debt covenants; changes in debt ratings; inability to identify, acquire and integrate new stores; dependence on senior management; acts of war and terrorism; and other unforeseen factors. For a full discussion of these and other risks and uncertainties, refer to the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 28, 2008. These forward-looking statements are based on and include our estimates as of the date hereof. Subsequent events and market developments could cause our estimates to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available, except as may be required by applicable law.

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